Exhibit 99(a)
Windstream reports solid results for fourth quarter
Record broadband growth drives 2006 financial performance
Release date: Feb. 8, 2007
LITTLE ROCK, Ark. — Windstream Corporation (NYSE: WIN) achieved solid results for the fourth quarter with continued strong broadband customer growth. Windstream achieved diluted earnings per share under Generally Accepted Accounting Principles (GAAP) of 25 cents, a 19 percent increase from a year ago that includes approximately $27 million in one-time restructuring, integration and transaction expenses on a pre-tax basis. Diluted earnings per share under GAAP for the year was $1.25, a 34 percent increase year-over-year.
“Windstream delivered a solid performance in our first full quarter as a public company,” said Jeff Gardner, president and CEO. “For the year we added a record 206,000 broadband customers while expanding broadband availability and offering faster speeds. Driving broadband and digital TV sales will continue to be our primary focus in 2007 while aggressively managing operating and capital expenditures in order to better and more efficiently serve our customers. ”
Among the financial highlights for the fourth quarter on a GAAP basis:
•	Revenues were $828 million, an 11 percent increase from a year ago.

•	Operating income was $286 million, a 70 percent increase year-over-year.

•	Net income was $118 million, a 39 percent increase from a year ago.
Among the pro forma highlights for the fourth quarter from current businesses:
•	Revenues were $828 million, a 3 percent increase from a year ago.

•	Operating income before depreciation and amortization was $436 million, a decline of 1 percent year-over-year.

•	Average revenue per customer was $79.72, an increase of 6 percent from a year ago.

•	Windstream added 53,000 broadband customers during the quarter, bringing its total broadband customer base to more than 656,000 — a 46 percent increase from a year ago.

•	Access lines declined 4.4 percent year-over-year to 3.24 million lines.
Also during the quarter, Windstream announced an agreement to split-off its directory publishing business, Windstream Yellow Pages, in a tax-free transaction to affiliates of Welsh, Carson, Anderson & Stowe, a private equity investment firm that currently holds approximately 4.1 percent of Windstream common stock. The total value of the transaction is $525 million or $850 million on a taxable equivalent basis. As a result of the transaction, Windstream expects to retire up to approximately $250 million in debt and repurchase approximately 19.6 million shares of Windstream common stock valued at approximately $275 million at the time of signing.
“We are on schedule to substantially complete the directory publishing transaction in the second quarter, enabling us to focus on our core communications and entertainment business,” Gardner said. “From a balance sheet perspective, we have ample flexibility to pursue strategic opportunities, should they arise, and explore other potential uses of our cash including share repurchases and debt reduction.”
Among the financial highlights for the year on a GAAP basis:
•	Revenues were $3.03 billion, a 4 percent increase from a year ago.

•	Operating income was $899 million, a 42 percent increase year-over-year.

•	Net income was $545 million, a 46 percent increase from a year ago.

•	Cash and short-term investments were $387 million at the end of the year.
Among the pro forma highlights for the year from current businesses:
•	Revenues were $3.19 billion, essentially the same as a year ago.

•	Operating income before depreciation and amortization was $1.67 billion, essentially the same as a year ago.

•	Average revenue per customer was $76.42, a 4 percent increase year-over-year.
Windstream was formed July 17, 2006, through the spinoff from Alltel and merger with VALOR Communications Group, Inc.
Windstream’s GAAP results reflect the Alltel wireline business for the entire year of 2006 and the VALOR business starting July 17. Pro forma results from current businesses are non-GAAP financial measures that reflect the VALOR business for periods prior to July 17 and exclude one-time expenses related to the spinoff and merger, the discontinuance of SFAS No. 71, the split-off of the directory publishing business and the restructuring of certain business operations. A reconciliation of pro forma results from current businesses to the comparable GAAP measures is included in the following financial schedules.

Conference call
Windstream will hold a conference call at 7:30 a.m. CST today to discuss the company’s fourth-quarter earnings results.
Interested parties can access the call by dialing 1-888-873-4896, passcode 11695690 five minutes prior to the start time. A replay of the call will be available beginning at 9:30 a.m. CST today and ending at midnight CST on Feb. 15. The replay can be accessed by calling 1-888-286-8010, passcode 36431318.
The conference call also will be streamed live over the company’s Web site at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the Web cast will be available on the Web site beginning at 9:30 a.m. CST today.
About Windstream
Windstream Corporation provides voice, broadband and entertainment services to customers in 16 states. The company has approximately 3.2 million access lines and about $3.2 billion in annual revenues. For more information, visit www.windstream.com.
Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the separation of the publishing business; failure to realize expected benefits as a result of the transactions described above; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the availability and cost of financing in the corporate debt markets; the uncertainties related to Windstream’s strategic investments; the effects of work stoppages; the effects of litigation, including any litigation with respect to the above-referenced transactions; and the effects of federal and state legislation, rules and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.
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Media Relations Contact:
David Avery, 501-748-5876
david.avery@windstream.com
Investor Relations Contacts:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com
Rob Clancy, 501-748-5550
rob.clancy@windstream.com

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1
(In thousands, except per share amounts)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2006	2005	Amount	%	2006	2005	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$731,894	$613,603	$118,291	19	$2,633,585	$2,463,570	$170,015	7
Product sales	95,714	131,820	(36,106)	(27)	399,741	459,890	(60,149)	(13)

Total revenues and sales	827,608	745,423	82,185	11	3,033,326	2,923,460	109,866	4

Costs and expenses:
Cost of services	237,787	185,998	51,789	28	858,410	796,140	62,270	8
Cost of products sold	47,058	101,390	(54,332)	(54)	281,751	374,807	(93,056)	(25)
Selling, general, administrative and other	106,596	86,574	20,022	23	365,698	340,077	25,621	8
Depreciation and amortization	123,923	105,785	18,138	17	449,582	474,165	(24,583)	(5)
Royalty expense to parent	—	66,498	(66,498)	(100)	129,598	268,785	(139,187)	(52)
Restructuring and other charges	26,570	30,972	(4,402)	(14)	49,450	35,678	13,772	39

Total costs and expenses	541,934	577,217	(35,283)	(6)	2,134,489	2,289,652	(155,163)	(7)

Operating income	285,674	168,206	117,468	70	898,837	633,808	265,029	42
Other income (expense), net	4,929	(483)	5,412	1,120	8,686	11,548	(2,862)	(25)
Intercompany interest income from Alltel	—	12,420	(12,420)	(100)	31,918	23,298	8,620	37
Loss on extinguishment of debt	—	—	—	—	(7,944)	—	(7,944)	—
Interest expense	(109,712)	(5,453)	(104,259)	(1,912)	(209,560)	(19,060)	(190,500)	(999)

Income before income taxes, extraordinary item and cumulative effect of accounting change	180,891	174,690	6,201	4	721,937	649,594	72,343	11
Income taxes	63,172	82,772	(19,600)	(24)	276,345	267,929	8,416	3

Income before extraordinary item and cumulative effect of accounting change	117,719	91,918	25,801	28	445,592	381,665	63,927	17
Extraordinary item (net of income taxes)	—	—	—	—	99,703	—	99,703	—
Cumulative effect of accounting change (net of income taxes)	—	(7,441)	7,441	100	—	(7,441)	7,441	100

Net income	$117,719	$84,477	$33,242	39	$545,295	$374,224	$171,071	46

Weighted average common shares:
Basic	473,514	402,930	70,584	18	435,182	402,930	32,252	8
Diluted	474,100	402,930	71,170	18	435,385	402,930	32,455	8
Earnings per share:
Basic:
Income before extraordinary item and cumulative effect of accounting change	$.25	$.23	$.02	9	$1.02	$.95	$.07	7
Extraordinary item	—	—	—	—	.23	—	.23	—
Cumulative effect of accounting change	—	(.02)	.02	100	—	(.02)	.02	100

Net income	$.25	$.21	$.04	19	$1.25	$.93	$.32	34

Diluted:
Income before extraordinary item and cumulative effect of accounting change	$.25	$.23	$.02	9	$1.02	$.95	$.07	7
Extraordinary item	—	—	—	—	.23	—	.23	—
Cumulative effect of accounting change	—	(.02)	.02	100	—	(.02)	.02	100

Net income	$.25	$.21	$.04	19	$1.25	$.93	$.32	34

PRO FORMA RESULTS OF OPERATIONS (A)
Revenues and sales	$827,608	$802,823	$24,785	3	$3,193,273	$3,189,302	$3,971	—
OIBDA (B)	$436,167	$441,210	$(5,043)	(1)	$1,668,216	$1,668,748	$(532)	—

(A)	Pro forma results from current businesses adjusts results of operations under Generally Accepted Accounting Principles (“GAAP”) for the effects of the spin-off of the Alltel Corporation (“Alltel”) wireline division and merger with Valor Communications Group, Inc. (“Valor”). For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.

(B)	Operating income before depreciation and amortization (OIBDA).
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WINDSTREAM CORPORATION
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2
(Dollars in thousands, except per customer amounts)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2006	2005	Amount	%	2006	2005	Amount	%
UNDER GAAP
Wireline:
Revenues and sales	$780,714	$639,820	$140,894	22	$2,758,581	$2,551,732	$206,849	8
Access lines	3,242,931	2,885,673	357,258	12
Net access line additions (losses)
Internal	(44,622)	(34,189)	(10,433)	(31)	(137,894)	(123,715)	(14,179)	(11)
Acquired	—	—	—	—	495,152	—	495,152	—

Net access line additions (losses)	(44,622)	(34,189)	(10,433)	(31)	357,258	(123,715)	480,973	389

Average access lines	3,264,560	2,901,310	363,250	13	3,053,272	2,950,022	103,250	3
Broadband customers	656,132	397,696	258,436	65
Net broadband additions
Internal	53,018	37,721	15,297	41	191,388	154,371	37,017	24
Acquired	—	—	—	—	67,048	—	67,048	—

Net broadband additions	53,018	37,721	15,297	41	258,436	154,371	104,065	67

Average revenue per customer per month (A)	$79.72	$73.51	$6.21	8	$75.29	$72.08	$3.21	4
Long-distance customers	1,990,950	1,750,762	240,188	14
Net long-distance customer additions (losses)
Internal	(15,949)	(6,307)	(9,642)	(153)	502	(20,090)	20,592	102
Acquired	—	—	—	—	239,686	—	239,686	—

Net long-distance customer additions (losses)	(15,949)	(6,307)	(9,642)	(153)	240,188	(20,090)	260,278	1,296

Consolidated:
Capital expenditures	$129,685	$119,564	$10,121	8	$373,840	$356,927	$16,913	5

FROM PRO FORMA RESULTS (B)
Wireline:
Revenue and sales	$780,714	$768,871	$11,843	2	$3,030,385	$3,056,639	$(26,254)	(1)
Access lines	3,242,931	3,391,007	(148,076)	(4)
Net access line losses	(44,622)	(40,446)	(4,176)	(10)	(148,076)	(145,718)	(2,359)	(2)
Average access lines	3,264,560	3,409,783	(145,223)	(4)	3,304,677	3,467,107	(162,430)	(5)
Broadband customers	656,132	450,375	205,757	46
Net broadband additions	53,018	43,177	9,841	23	205,757	184,166	21,591	12
Average revenue per customer per month (A)	$79.72	$75.16	$4.56	6	$76.42	$73.47	$2.95	4
Long-distance customers	1,990,950	1,982,793	8,157	—
Consolidated:
Capital expenditures	$129,685	$131,159	$(1,474)	(1)	$399,878	$409,257	$(9,379)	(2)

(A)	Average revenue per customer per month is calculated by dividing total wireline revenues by average customers for the period.

(B)	Pro forma results from current businesses adjusts results of operations under Generally Accepted Accounting Principles (“GAAP”) for the effects of the spin-off of the Alltel Corporation (“Alltel”) wireline division and merger with Valor Communications Group, Inc. (“Valor”). For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.
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WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3
(In thousands)
ASSETS

	December 31,	December 31,
	2006	2005
CURRENT ASSETS:
Cash and short-term investments	$386,852	$11,911
Accounts receivable (less allowance for doubtful accounts of $10,449 and $9,706 respectively)	337,211	252,712
Inventories	43,485	36,858
Prepaid expenses and other	29,189	28,486
Assets held for sale	80,005	75,904

Total current assets	876,742	405,871

Investments	7,670	2,015
Goodwill	1,965,063	1,218,652
Other intangibles	1,100,375	317,754

PROPERTY, PLANT AND EQUIPMENT:
Gross property, plant and equipment	8,724,326	7,332,994
Less accumulated depreciation	4,784,585	4,374,527

Net property, plant and equipment	3,939,741	2,958,467

Other assets	141,129	33,043

TOTAL ASSETS	$8,030,720	$4,935,802

LIABILITIES AND SHAREHOLDERS’ EQUITY

	December 31,	December 31,
	2006	2005
CURRENT LIABILITIES:
Current maturities of long-term debt	$32,241	$22,133
Accounts payable	169,443	133,471
Advance payments and customer deposits	82,841	77,078
Accrued taxes	31,896	82,817
Accrued dividends	119,190	—
Accrued interest	148,184	4,205
Other current liabilities	68,412	19,510
Liabilities related to assets held for sale	32,374	36,044

Total current liabilities	684,581	375,258

Long-term debt	5,456,172	238,745
Deferred income taxes	990,816	676,312
Other liabilities	429,317	156,281

SHAREHOLDERS’ EQUITY:
Common stock	47	—
Additional paid-in capital	550,480	—
Parent company investment	—	1,455,252
Unrealized holding loss on investment	(150,838)	—
Foreign currency translation adjustment	—	482
Retained earnings	70,145	2,033,472

Total shareholders’ equity	469,834	3,489,206

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,030,720	$4,935,802

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WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4
(In thousands)

	TWELVE MONTHS ENDED
	December 31,	December 31,
	2006	2005
Net Cash Provided from Operations:
Net income	$545,295	$374,224
Adjustments to reconcile net income to net cash provided from operations:
Cumulative effect of accounting change	—	7,441
Depreciation and amortization	449,582	474,165
Provision for doubtful accounts	18,457	29,181
Extraordinary item	(99,703)	—
Deferred tax credits	30,192	3,130
Other, net	16,592	1,835
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Accounts receivable	(40,949)	(6,882)
Accounts payable	20,554	36,278
Accrued interest	130,976	(336)
Accrued taxes	40,872	39,745
Other liabilities	36,199	809
Other, net	(22,860)	(5,037)

Net cash provided from operations	1,125,207	954,553

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(373,840)	(356,927)
Acquisition of Valor Communications	69,050	—
Other, net	5,778	3,326

Net cash used in investing activities	(299,012)	(353,601)

Cash Flows from Financing Activities:
Dividends paid on common shares	(102,152)	—
Dividends paid to Alltel pursuant to spin-off	(2,275,083)	—
Dividends paid to Alltel prior to spin-off	(98,996)	(233,620)
Repayment of borrowings	(871,422)	(22,118)
Debt issued	3,156,103	—
Changes in advances to Alltel prior to spin-off	(290,328)	(346,645)
Other, net	30,624	—

Net cash used in financing activities	(451,254)	(602,383)

Increase (decrease) in cash and short-term investments	374,941	(1,431)

Cash and short-term Investments:
Beginning of the period	11,911	13,342

End of the period	$386,852	$11,911

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WINDSTREAM CORPORATION
UNAUDITED RECONCILIATION OF OPERATING INCOME UNDER GAAP TO OIBDA PRO FORMA FROM CURRENT BUSINESSES (NON-GAAP)-Page 5
(In thousands)

			THREE MONTHS ENDED		TWELVE MONTHS ENDED
			December 31,	December 31,	December 31,	December 31,
			2006	2005	2006	2005

Revenues and sales under GAAP			$827,608	$745,423	$3,033,326	$2,923,460

Pro forma adjustments:
Valor revenue and sales prior to merger	(A	)	—	125,940	275,244	505,894
Elimination of billings to Valor	(B	)	—	(4,407)	(8,825)	(17,200)
Discontinuance of SFAS No. 71	(C	)	—	(64,133)	(106,472)	(222,852)

Pro Forma revenue and sales from current businesses			$827,608	$802,823	$3,193,273	$3,189,302

Operating income under GAAP			$285,674	$168,206	$898,837	$633,808

Pro forma adjustments:
Valor operating income prior to merger	(A	)	—	43,200	80,901	167,044
Valor restructuring charges prior to merger	(D	)	—	1,082	15,595	1,696
Customer list amortization	(E	)	—	(11,000)	(24,049)	(44,000)
Discontinuance of SFAS No. 71	(C	)	—	3,655	372	8,596
Restructuring and other charges	(F	)	26,570	30,972	49,450	35,678
Hurricane Katrina	(G	)	—	38	—	280
Royalty expense	(H	)	—	66,498	129,598	268,785

Adjusted operating income			312,244	302,651	1,150,704	1,071,887

Depreciation and amortization	(I	)	123,923	138,559	517,512	596,861

Pro Forma OIBDA from current businesses			$436,167	$441,210	$1,668,216	$1,668,748

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WINDSTREAM CORPORATION
NOTES TO UNAUDITED RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO PRO FORMA RESULTS FROM CURRENT BUSINESSES-Page 6
On July 17, 2006, Windstream Corporation was formed through the spin-off of Alltel Corporation’s (“Alltel”) wireline telecommunications business to its stockholders, and the subsequent merger of that wireline business with Valor Communications Group, Inc. (“Valor”). As disclosed in the Windstream Form 8-K filed on February 8, 2007, the Company has presented in this earnings release unaudited pro forma results from current businesses, which include results from Valor’s businesses for periods prior to the merger, and excludes various non-recurring items related to the transaction and to the discontinuation of Statement of Financial Accounting Standards (“SFAS”) No. 71, “Accounting for the Effects of Certain Types of Regulation”. Windstream’s purpose for including the results of Valor’s businesses, and excluding non-recurring items, is to improve the comparability of results of operations for prior periods to the results of operations for periods beginning with the third quarter of 2006. Windstream’s purpose for these adjustments is to focus on the true earnings capacity associated with providing telecommunication services. Management believes the items either included or excluded from the pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and, accordingly, should be excluded when evaluating the Company’s operations. For these reasons, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses, including pro forma OIBDA from current businesses, as a key measure of the operational performance of its business segments. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes, including internal reporting purposes, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.

On December 12, 2006, Windstream announced that it would split off its directory publishing business in a tax-free transaction with entities affiliated with Welsh, Carson, Andersen and Stowe (“WCAS”), a private equity investment firm. In exchange for Windstream’s publishing business, WCAS will pay Windstream a special dividend, execute a debt-for-debt exchange and relinquish approximately 19.6 million shares in Windstream common stock.

(A)	To reflect operating results recognized by Valor prior to the merger.

(B)	To eliminate the intercompany revenues and related expenses associated with the agreement to provide customer billing services to Valor for periods prior to the merger.

(C)	These adjustments are related to the discontinuance of SFAS No. 71 during the third quarter 2006.

(D)	Prior to the merger in 2006, Valor incurred $15.6 million in restructuring costs, consisting primarily of $14.3 million of stock-based compensation expense resulting from the accelerated vesting of employee restricted stock triggered by the transaction, and other employee retention-related compensation resulting from the merger. For the three months ended December 31, 2005, Valor incurred a $1.1 million impairment charge related to a small wireless broadband service provider purchased to expand its data product line. For the twelve months ended December 31, 2005, Valor incurred this impairment charge and $0.6 million in expenses following Hurricane Katrina related to damages to certain of its property in affected areas.

(E)	To recognize additional amortization for the Valor customer list.

(F)	For the three months ended December 31, 2006, the Company incurred $4.8 million in expense associated with the spin-off of the Alltel wireline telecommunications business and merger with Valor, $10.6 million related to a planned workforce reduction, and $11.2 million in fees related to the anticipated sale of its directory publishing business. For the twelve months ended December 31, 2006, the Company incurred $27.6 million in costs associated with the spin-off and merger, $10.6 million related to the workforce reduction, and $11.2 million related to the sale of its publishing business. For the three months ended December 31, 2005, the Company incurred $31.2 million in fees related to advisory services on the spin-off from Alltel. For the twelve months ended December 31, 2005, the Company incurred these advisory fees as well as $4.5 million in costs associated with a planned workforce reduction in the third quarter.

(G)	These expenses were incurred by Alltel wireline properties following Hurricane Katrina, and consisted of system maintenance costs to restore network facilities and were included in cost of services expense.

(H)	Royalty expense charged by Alltel to the Company for the use of the Alltel brand name was eliminated due to the spin-off of the wireline telecommunication business from Alltel and the cessation of the charges.

(I)	Includes depreciation and amortization expense under GAAP, Valor depreciation expense incurred prior to the merger, and other pro forma adjustments to depreciation and amortization expense.
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